EXXON MOBIL CORPORATION				EXHIBIT 99.2

To assist investors in assessing 3Q19 results, the following disclosures have been made available in this 8-K filing:
- Identified items of $0.07 per share assuming dilution, as noted in the first paragraph on page 1 of the news release
- A reconciliation of cash flow from operations and asset sales excluding working capital on page 1 of this exhibit and on page 7 and attachment V of the news release
- Additional detail on the agreement signed with Vår Energi AS for the sale of non-operated upstream assets in Norway on page 2 of the news release

3Q19 INVESTOR RELATIONS DATA SUMMARY (PAGE 1 of 4)

Earnings, $M	3Q19	2Q19	1Q19	4Q18	3Q18
Upstream
United States	37	335	96	265	606
Non-U.S.	2,131	2,926	2,780	3,048	3,623
Total	2,168	3,261	2,876	3,313	4,229
Downstream
United States	673	310	(161)	987	961
Non-U.S.	557	141	(95)	1,717	681
Total	1,230	451	(256)	2,704	1,642
Chemical
United States	53	(6)	161	282	404
Non-U.S.	188	194	357	455	309
Total	241	188	518	737	713

Corporate and financing	(469)	(770)	(788)	(754)	(344)
Net income attributable to ExxonMobil (U.S. GAAP)	3,170	3,130	2,350	6,000	6,240

Earnings per common share (U.S. GAAP)	0.75	0.73	0.55	1.41	1.46
Earnings per common share
- assuming dilution (U.S. GAAP)	0.75	0.73	0.55	1.41	1.46

Exploration expenses, including dry holes	299	333	280	555	292

Capital and Exploration Expenditures, $M
Upstream
United States	3,002	3,255	2,548	2,630	2,040
Non-U.S.	2,789	2,987	2,813	3,620	3,290
Total	5,791	6,242	5,361	6,250	5,330
Downstream
United States	590	624	414	325	297
Non-U.S.	479	489	415	541	422
Total	1,069	1,113	829	866	719
Chemical
United States	656	553	552	579	411
Non-U.S.	196	165	144	132	115
Total	852	718	696	711	526
Other	7	6	4	16	11

Total Capital and Exploration Expenditures	7,719	8,079	6,890	7,843	6,586

Effective Income Tax Rate, %	37%	34%	53%	32%	34%

Common Shares Outstanding, millions
At quarter end	4,231	4,231	4,231	4,237	4,234
Average - assuming dilution	4,271	4,271	4,270	4,270	4,271

Total Cash and Cash Equivalents, $B	5.4	4.2	4.6	3.0	5.7

Total Debt, $B	47.1	45.2	40.8	37.8	40.0

Cash Flow from Operations and Asset Sales, $M
Net cash provided by operating activities	9,079	5,947	8,338	8,607	11,108
Proceeds associated with asset sales	460	33	107	884	1,491
Cash flow from operations and asset sales	9,539	5,980	8,445	9,491	12,599
Changes in working capital	1,550	(1,243)	2,257	(1,331)	957
Cash flow from operations and asset sales	7,989	7,223	6,188	10,822	11,642
excluding working capital

EXXON MOBIL CORPORATION

3Q19 INVESTOR RELATIONS DATA SUMMARY (PAGE 2 of 4)

Net production of crude oil, natural gas	3Q19	2Q19	1Q19	4Q18	3Q18
liquids, bitumen and synthetic oil, kbd
United States	654	662	600	583	555
Canada / Other Americas	464	469	454	474	454
Europe	113	103	121	122	127
Africa	371	383	369	376	387
Asia	738	727	746	745	706
Australia / Oceania	52	45	37	48	57
Total liquids production	2,392	2,389	2,327	2,348	2,286

Natural gas production available for sale, mcfd
United States	2,883	2,803	2,712	2,581	2,549
Canada / Other Americas	254	249	238	247	224
Europe	1,004	1,215	2,113	1,943	1,004
Africa	7	5	7	16	16
Asia	3,433	3,461	3,655	3,804	3,685
Australia / Oceania	1,464	1,387	1,199	1,383	1,523
Total natural gas production available for sale	9,045	9,120	9,924	9,974	9,001

Total worldwide liquids and gas production, koebd	3,899	3,909	3,981	4,010	3,786

Refinery throughput, kbd
United States	1,647	1,430	1,373	1,661	1,644
Canada	363	344	383	408	388
Europe	1,325	1,314	1,325	1,366	1,446
Asia Pacific	532	683	609	670	720
Other Non-U.S.	185	159	196	193	194
Total refinery throughput	4,052	3,930	3,886	4,298	4,392

Petroleum product sales, kbd
United States	2,336	2,264	2,210	2,230	2,267
Canada	492	482	484	516	527
Europe	1,508	1,443	1,510	1,474	1,582
Asia Pacific	700	775	749	825	824
Other Non-U.S.	468	444	462	450	416
Total petroleum product sales	5,504	5,408	5,415	5,495	5,616

Gasolines, naphthas	2,255	2,198	2,149	2,183	2,255
Heating oils, kerosene, diesel	1,833	1,820	1,914	1,915	1,837
Aviation fuels	445	391	386	376	430
Heavy fuels	261	308	299	387	411
Specialty products	710	691	667	634	683
Total petroleum product sales	5,504	5,408	5,415	5,495	5,616

Chemical prime product sales, kt
United States	2,216	2,295	2,322	2,577	2,445
Non-U.S.	4,260	4,404	4,450	4,095	4,232
Total chemical prime product sales	6,476	6,699	6,772	6,672	6,677

EXXON MOBIL CORPORATION

3Q19 INVESTOR RELATIONS DATA SUMMARY (PAGE 3 of 4)

Earnings Factor Analysis, $M	3Q19 vs. 3Q18	3Q19 vs. 2Q19
Upstream
Prior Period	4,229	3,261
Realization	-1,510	-550
Volume / Mix	230	-110
Other	-780	-430
Current Period	2,168	2,168
Downstream
Prior Period	1,642	451
Margin	-340	140
Volume / Mix	-20	450
Downtime / Maintenance (Volume / Mix)	-80	400
Other	60	50
Other	-50	190
Downtime / Maintenance (Other)	-	140
Other	-50	50
Current Period	1,230	1,230
Chemical
Prior Period	713	188
Margin	-350	30
Volume / Mix	-60	-50
Downtime / Maintenance (Volume / Mix)	-40	-60
Other	-20	10
Other	-60	70
Downtime / Maintenance (Other)	60	100
Project-Related Expenses	-70	10
Other	-50	-40
Current Period	241	241

Upstream Volume Factor Analysis, koebd
Prior Period	3,786	3,909
Downtime / Maintenance	-46	20
Growth / Decline	166	37
Entitlements / Divestments	11	-24
Demand / Other	-18	-43
Current Period	3,899	3,899

Sources and Uses of Funds, $M	3Q19
Beginning Cash	4,213
Earnings	3,170
Depreciation	4,873
Working Capital / Other	1,036
Proceeds Associated with Asset Sales	460
PP&E Adds / Investments and Advances[1]	-6,610
Shareholder Distributions	-3,716
Debt / Other Financing	1,925
Ending Cash	5,351

1PP&E Adds / Investments and Advances includes PP&E adds of ($6.3B) and net advances of ($0.3B)

EXXON MOBIL CORPORATION

3Q19 INVESTOR RELATIONS DATA SUMMARY (PAGE 4 of 4)

Average Realization Data	3Q19	2Q19	1Q19	4Q18	3Q18
United States
ExxonMobil
Crude ($/b)	54.51	57.95	53.30	54.50	64.06
Natural Gas ($/kcf)	2.03	2.22	2.93	3.64	2.75

Benchmarks
WTI ($/b)	56.44	59.80	54.87	59.09	69.71
ANS-WC ($/b)	63.03	68.18	64.40	68.65	75.37
Henry Hub ($/mbtu)	2.23	2.64	3.15	3.65	2.91

Non-U.S.
ExxonMobil
Crude ($/b)	55.92	62.47	57.12	53.74	66.64
Natural Gas ($/kcf)	5.81	5.84	7.18	8.18	7.36
European NG ($/kcf)	4.37	5.10	6.85	7.46	6.73

Benchmarks
Brent ($/b)	61.94	68.83	63.20	67.76	75.27

The above numbers reflect ExxonMobil’s current estimate of volumes and realizations given data available as of the end of the third quarter of 2019. Volumes and realizations may be adjusted when full statements on joint venture operations are received from outside operators.  ExxonMobil management assumes no duty to update these estimates.